NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER RESULTS
Net Income Up 41%, Return on Equity 16.7%

Greenwich, CT, January 28, 2013 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the fourth quarter of 2012 of $165 million, or $1.17 per share, compared with $117 million, or 82 cents per share, for the fourth quarter of 2011.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2012	2011	2012	2011

Gross premiums written	$1,452,709	$1,255,879	$5,779,879	$5,077,313
Net premiums written	1,228,135	1,090,511	4,898,539	4,357,368

Net income	165,489	117,027	510,592	391,211
Net income per diluted share	1.17	0.82	3.56	2.69

Operating income (1)	90,430	82,290	373,790	309,564
Operating income per diluted share	0.64	0.58	2.61	2.13

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses.

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Fourth quarter highlights included:

•	Return on equity of 16.7%.

•	Average rates on renewed policies increased 6.5%.

•	GAAP combined ratio was 98.1%.

•	Net premiums written increased 12.6%.

•	Net investment income up 30% to $152 million.

•	Special dividend of $1.00 per share of common stock paid in December 2012.

Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We are very pleased with the Company's fourth quarter performance. Our core underwriting results continued to improve as prices increased on renewal business for the third successive year and loss cost inflation continued at modest levels. The impact of Storm Sandy was mitigated by strategic reinsurance purchases, and our fourth quarter combined ratio was only slightly higher than the prior year.

"Our gross written premiums increased almost 16%. We continue to retain pricing power in most areas of the business, and our renewal retention remains satisfactory. We expect to have improved margins as higher prices are reflected in our earned premiums.

"As we have commented in the past, our investment income benefits from particular investment opportunities that produce better than market returns. We realized gains from both our private equity investments and our common stock portfolio, which contributed to our return on equity of just under 17% for the quarter. These types of investments are part of our normal strategy, and we expect additional realized gains to be achieved in the coming year.

"We paid a $1.00 per share special dividend in December, prior to the change in Federal tax laws. Together with our regular dividend, we distributed almost all of our fourth quarter earnings to our shareholders. We are increasingly optimistic about our ability to increase prices and deliver improving returns," Mr. Berkley concluded.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, January 29, 2013, at 9:00 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2013 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain key personnel and qualified employees; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2013 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2012	2011	2012	2011
Revenues:
Net premiums written	$1,228,135	$1,090,511	$4,898,539	$4,357,368
Change in unearned premiums	11,840	14,792	(225,023)	(196,501)
Net premiums earned	1,239,975	1,105,303	4,673,516	4,160,867
Net investment income	151,875	117,090	586,763	526,351
Insurance service fees	26,012	23,356	103,133	92,843
Net investment gains:
Net realized gains on investment sales	116,462	52,069	201,451	125,881
Change in valuation allowance, net of other-than-temporary impairments	—	—	9,014	(400)
Net investment gains	116,462	52,069	210,465	125,481
Revenues from wholly-owned investees	73,917	72,735	247,113	248,678
Other income	360	400	2,564	1,764
Total revenues	1,608,601	1,370,953	5,823,554	5,155,984
Expenses:
Losses and loss expenses	801,173	693,014	2,948,479	2,658,365
Other operating costs and expenses	467,599	429,590	1,799,623	1,626,526
Expenses from wholly-owned investees	74,784	71,436	247,222	245,495
Interest expense	32,552	28,195	126,302	112,512
Total expenses	1,376,108	1,222,235	5,121,626	4,642,898
Income before income taxes	232,493	148,718	701,928	513,086
Income tax expense	(66,994)	(31,663)	(191,285)	(121,945)
Net income before noncontrolling interests	165,499	117,055	510,643	391,141
Noncontrolling interests	(10)	(28)	(51)	70
Net income to common stockholders	$165,489	$117,027	$510,592	$391,211

Net income per share:
Basic	$1.22	$0.85	$3.72	$2.80
Diluted	$1.17	$0.82	$3.56	$2.69

Average shares outstanding:
Basic	135,861	137,174	137,097	139,688
Diluted	141,654	143,016	143,315	145,672

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Operating Results by Segment
(Amounts in thousands, except ratios (1) (2))

	Fourth Quarter		Full Year
	2012	2011	2012	2011

Specialty:
Gross premiums written	$544,928	$474,205	$2,071,193	$1,818,344
Net premiums written	452,131	408,425	1,747,687	1,554,516
Premiums earned	431,054	395,181	1,646,471	1,442,748
Pre-tax income	57,283	53,324	261,856	290,937
Loss ratio	65.4%	63.8%	62.8%	59.4%
Expense ratio	32.6%	32.0%	32.7%	32.6%
GAAP combined ratio	98.0%	95.8%	95.5%	92.0%

Regional:
Gross premiums written	$292,360	$268,138	$1,218,602	$1,149,362
Net premiums written	266,303	247,127	1,119,274	1,064,507
Premiums earned	281,145	270,552	1,090,217	1,065,975
Pre-tax income	43,000	33,299	122,211	30,529
Loss ratio	56.2%	57.9%	59.6%	68.0%
Expense ratio	36.2%	35.6%	36.5%	36.1%
GAAP combined ratio	92.4%	93.5%	96.1%	104.1%

Alternative Markets:
Gross premiums written	$206,727	$171,094	$971,370	$827,156
Net premiums written	146,855	121,980	702,922	619,097
Premiums earned	174,185	158,402	680,334	612,558
Pre-tax income	53,344	29,653	194,433	145,660
Loss ratio	68.5%	73.3%	71.4%	72.3%
Expense ratio	26.2%	26.5%	25.9%	26.7%
GAAP combined ratio	94.7%	99.8%	97.3%	99.0%

Reinsurance:
Gross premiums written	$134,805	$115,474	$508,717	$453,170
Net premiums written	127,891	110,805	477,252	430,329
Premiums earned	119,487	110,788	446,939	426,008
Pre-tax income	18,526	16,368	93,268	83,150
Loss ratio	68.1%	63.4%	60.5%	61.6%
Expense ratio	38.2%	39.7%	40.1%	40.5%
GAAP combined ratio	106.3%	103.1%	100.6%	102.1%

International:
Gross premiums written	$273,889	$226,968	$1,009,997	$829,281
Net premiums written	234,955	202,174	851,404	688,919
Premiums earned	234,104	170,380	809,555	613,578
Pre-tax income	11,376	11,613	62,061	39,033
Loss ratio	68.6%	57.5%	62.9%	60.5%
Expense ratio	34.8%	41.1%	37.2%	40.2%
GAAP combined ratio	103.4%	98.6%	100.1%	100.7%

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Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1)(2))

	Fourth Quarter		Full Year
	2012	2011	2012	2011

Corporate and Eliminations:
Net investment gains	$116,462	$52,069	$210,465	$125,481
Interest expense	(32,552)	(28,195)	(126,302)	(112,512)
Other revenues and expenses (3)	(34,946)	(19,413)	(116,064)	(89,192)
Pre-tax income (loss)	48,964	4,461	(31,901)	(76,223)

Consolidated:
Gross premiums written	$1,452,709	$1,255,879	$5,779,879	$5,077,313
Net premiums written	1,228,135	1,090,511	4,898,539	4,357,368
Premiums earned	1,239,975	1,105,303	4,673,516	4,160,867
Pre-tax income	232,493	148,718	701,928	513,086
Loss ratio	64.6%	62.7%	63.1%	63.9%
Expense ratio	33.5%	34.3%	34.1%	34.6%
GAAP combined ratio	98.1%	97.0%	97.2%	98.5%

(1)
Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of loss ratio and expense ratio.

(2)
Losses attributable to Storm Sandy, net of reinsurance recoveries and reinstatement premiums, were $40 million in the fourth quarter of 2012. Total losses from catastrophes were as follows (in thousands):

	Fourth Quarter		Full Year
	2012	2011	2012	2011

Specialty	$6,560	$1,702	$18,213	$17,316
Regional	624	(268)	24,373	84,856
Alternative Markets	33	589	631	2,134
Reinsurance	19,811	6,294	20,691	23,973
International	13,786	6,232	16,290	25,086
Total	$40,814	$14,549	$80,198	$153,365

(3)
Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2012	December 31, 2011

Net invested assets (1)	$15,681,803	$14,559,781
Total assets	20,155,896	18,403,873
Reserves for losses and loss expenses	9,751,086	9,337,134
Senior notes and other debt	1,871,535	1,500,503
Junior subordinated debentures	243,206	242,997
Common stockholders’ equity (2) (3) (4)	4,306,217	3,953,356
Common stock outstanding (3) (4)	136,018	137,520
Book value per share (4) (5)	31.66	28.75
Tangible book value per share (4) (5)	30.95	28.04

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)
After-tax unrealized investment gains were $518 million and $430 million as of December 31, 2012 and 2011, respectively. Unrealized currency translation losses were $37 million and $61 million as of December 31, 2012 and 2011, respectively.

(3)
During the fourth quarter of 2012, the Company repurchased 170,300 shares of its common stock at an average cost of $37.00 per share. During 2012, the Company repurchased 3.4 million shares of its common stock at an average cost of $37.24 per share and an aggregate cost of $128 million.

(4)
The Financial Accounting Standards Board has issued new guidance regarding the treatment of costs associated with acquiring or renewing insurance contracts. This guidance modifies the definition of the types of costs that can be capitalized and specifies that the costs must be directly related to the successful acquisition of a new or renewed insurance contract. We adopted this guidance effective January 1, 2012 and retrospectively adjusted our previously issued financial statements (including the applicable 2011 information contained herein). The effect of adopting this guidance retrospectively was to decrease deferred acquisition costs by $84 million, common stockholders' equity by $55 million and book value per share by 40 cents as of December 31, 2011. The guidance also resulted in minor changes to other operating costs and expenses and expense ratios.

(5)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Full Year
	2012	2011	2012	2011

Reconciliation of operating income to net income:
Operating income (1)	$90,430	$82,290	$373,790	$309,564
Investment gains, net of tax	75,059	34,737	136,802	81,647
Net income	$165,489	$117,027	$510,592	$391,211

Return on equity (2)	16.7%	12.8%	12.9%	10.7%

Cash flow from operations	$222,108	$185,036	$675,457	$670,279

Other operating costs and expenses:
Underwriting expenses	$415,126	$378,644	$1,592,746	$1,438,129
Service expenses	20,990	19,467	84,986	75,231
Net foreign currency (gains) losses	(3,219)	287	(6,092)	(1,884)
Other costs and expenses	34,702	31,192	127,983	115,050
Total	$467,599	$429,590	$1,799,623	$1,626,526

(1)
Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses. Management believes that excluding net investment gains and losses, which are often discretionary and frequently relate to economic factors, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

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Investment Portfolio
December 31, 2012
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$898,463	5.7%
State and municipal:
Special revenue	2,243,455	14.3%
Pre-refunded	917,207	5.8%
State general obligation	888,498	5.7%
Local general obligation	399,783	2.5%
Corporate backed	384,766	2.5%
Total state and municipal	4,833,709	30.8%
Mortgage-backed securities:
Agency	1,110,385	7.1%
Commercial	273,568	1.7%
Residential - Prime	236,372	1.5%
Residential - Alt A	128,136	0.8%
Total mortgage-backed securities	1,748,461	11.1%
Corporate:
Industrial	1,590,816	10.2%
Financial	799,602	5.1%
Asset-backed	596,428	3.8%
Utilities	235,409	1.5%
Other	129,461	0.8%
Total corporate	3,351,716	21.4%
Foreign	1,111,607	7.1%
Total fixed maturity securities (1)	11,943,956	76.1%

Equity securities available for sale:
Common stocks	282,066	1.8%
Preferred stocks	93,956	0.6%
Total equity securities available for sale	376,022	2.4%

Cash and cash equivalents (2)	1,245,505	7.9%
Investment funds (2)	778,547	5.0%
Real estate	606,735	3.9%
Loans receivable	401,961	2.6%
Arbitrage trading account	329,077	2.1%
Net invested assets	$15,681,803	100.0%
(1)Total fixed maturity securities had an average rating of AA- and an average duration of 3.4 years.

(2)
Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases. Investment funds are net of related liabilities of $31 million.

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Foreign Fixed Maturity Securities
December 31, 2012
(Amounts in thousands)

	Government	Corporate	Total
Australia	$230,308	$114,000	$344,308
Canada	129,822	50,681	180,503
United Kingdom	142,036	33,668	175,704
Argentina	125,396	30,750	156,146
Germany	90,748	—	90,748
Brazil	51,752	—	51,752
Norway	38,625	—	38,625
Supranational (1)	37,013	—	37,013
Netherlands	—	14,427	14,427
Switzerland	—	11,403	11,403
Singapore	6,985	—	6,985
Uruguay	3,576	—	3,576
New Zealand	417	—	417
Total	$856,678	$254,929	$1,111,607

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and Inter-American Development Bank.